Exhibit 99.2

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2011 (UNAUDITED) AND DECEMBER 31, 2010

	2011	2010
ASSETS
PROPERTY AND EQUIPMENT
Land and land improvements	$47,842,923	$47,842,923
Building and building improvements	179,839,207	179,709,897
Furniture and equipment	15,194,687	15,230,012

	242,876,817	242,782,832
Less accumulated depreciation	(46,166,821)	(44,385,967)

Property and equipment, net	196,709,996	198,396,865
CASH AND CASH EQUIVALENTS	10,361,145	8,549,313
RESTRICTED CASH	7,049,690	7,684,140
ACCOUNTS RECEIVABLE—Net of allowance for doubtful accounts of $277,620 and $320,922 in 2011 and 2010, respectively	633,845	606,608
PREPAID EXPENSES AND OTHER ASSETS	929,169	640,570
DEFERRED FINANCING COSTS—Net of accumulated amortization of $3,463,355 and $3,232,465 in 2011 and 2010, respectively	1,154,452	1,385,343

TOTAL	$216,838,297	$217,262,839

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Loan payable	$365,341,615	$366,278,420
Derivative liability	15,845,810	18,904,058
Accounts payable and accrued expenses	3,824,956	3,232,493
Payable to affiliates - net	4,082,018	3,425,074
Deferred revenue	4,174,744	4,003,753
Security and reservation deposits	19,000	19,500
Accrued interest	944,208	945,227

Total liabilities	394,232,351	396,808,525
MEMBERS' DEFICIT	(177,394,054)	(179,545,686)

TOTAL	$216,838,297	$217,262,839

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	2011	2010
OPERATING REVENUE:
Resident fees	$20,385,100	$19,965,156
Other income	109,446	123,132

Total operating revenue	20,494,546	20,088,288

OPERATING EXPENSES:
Labor	8,083,708	7,696,141
Depreciation and amortization	1,780,855	1,747,813
Management fees to affiliate	1,434,618	1,406,180
General and administrative	943,927	1,014,889
Insurance	931,869	868,015
Taxes and license fees	870,037	829,312
Food	704,063	624,274
Utilities	539,580	602,217
Repairs and maintenance	436,613	381,846
Advertising and marketing	256,355	214,821
Ancillary expenses	145,959	150,272
Bad debt	(1,038)	43,275

Total operating expenses	16,126,546	15,579,055

INCOME FROM OPERATIONS	4,368,000	4,509,233

OTHER INCOME (EXPENSE):
Amortization of financing costs	(230,890)	(230,890)
Change in fair value of interest rate hedge instruments	3,058,248	938,694
Interest expense	(5,320,912)	(5,091,275)
Interest income	386	228
Other expense	—	(2,585)

Total other expense	(2,493,168)	(4,385,828)

NET INCOME	$1,874,832	$123,405

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,874,832	$123,405
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,780,855	1,747,813
Amortization of financing costs	230,890	230,890
Provision for bad debts	(1,038)	43,275
Change in fair value of interest rate hedge instruments	(3,058,248)	(938,694)
Changes in assets and liabilities:
Accounts receivable	(26,199)	116,474
Receivable from affiliates—net	—	43,302
Prepaid expenses and other assets	(203,360)	(182,652)
Accounts payable and accrued expenses	601,018	632,547
Payable to affiliates—net	656,944	388,111
Deferred revenue	170,991	67,040
Security and reservation deposits	(500)	10,250
Accrued interest	181,987	—

Net cash provided by operating activities	2,208,172	2,281,761

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	634,450	(948,210)
Purchases of property and equipment	(93,985)	(37,180)

Net cash provided by (used in) investing activities	540,465	(985,390)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on long-term debt	(936,805)	—

Net cash used in financing activities	(936,805)	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,811,832	1,296,371
CASH AND CASH EQUIVALENTS—Beginning of year	8,549,313	4,749,626

CASH AND CASH EQUIVALENTS—End of year	$10,361,145	$6,045,997

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION—
Cash paid for interest	$5,079,562	$5,091,142

See notes to consolidated financial statements.

AL U.S. DEVELOPMENT VENTURE, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010 (UNAUDITED)

1.	INTERIM FINANCIAL PRESENTATION

Our accompanying unaudited consolidated financial statements include all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the three months ended March 31, 2011 and 2010. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted. These consolidated financial statements should be read together with our consolidated financial statements and the notes thereto for the year ended December 31, 2010 included in this Form 8-K/A. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

2.	LOAN PAYABLE AND DERIVATIVES

In 2007, AL U.S. Development Venture, LLC (“the Company”) obtained a loan from HSH Nordbank for $370,500,000 due on June 14, 2012. The loan bears interest based on the one-month London Interbank Offered Rate (“LIBOR”) plus 1.5%. The LIBOR rates were 0.26% and 0.23% as of December 31, 2010 and 2009, respectively. The loan is secured by the Facilities. As of March 31, 2011 and December 31, 2010, the balances for the loan were $365,341,615 and $366,278,420, respectively.

The loan requires the Company to meet both liquidity and debt service coverage ratio requirements. As of March 31, 2011 and December 31, 2009, the Company was in compliance with the liquidity ratio requirements. As of March 31, 2011 and December 31, 2010, the Company failed to achieve a debt service coverage ratio of 1.20:1 and 1.15:1, respectively and therefore was not in compliance with the stated requirements.

The Company implemented a monthly excess cash sweep to an escrow account held by HSH Nordbank in accordance with the provisions of the loan documents. As long as the Company complies with the cash sweep requirements, the failure to be in compliance with the debt service coverage ratio requirements will not constitute a default, provided that the Company continues to achieve debt service coverage ratio of at least 1.05:1 based on an imputed interest rate. Amounts held in the escrow account resulting from the excess cash sweep are available and have been applied to the principal loan balance during 2011. If the debt service coverage ratio falls below 1.05:1, the Company will be required to pay down the loan to such level that the debt service coverage ratio will be 1.05:1. On March 31, 2011, the debt service coverage ratio of 1.05:1 on the loan from HSH Nordbank was not met. The Company continued to perform under the monthly cash sweep. The purchase and sale transaction as discussed in Note 4 with the simultaneous loan modification and amendment remedied the default.

The fair value of the Company’s loan payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. Per ASC Fair Value Measurements Topic, the Company has applied Level 2 type inputs to determine that the estimated fair value of the Company’s loan payable was $346,018,227 and $343,032,135 at March 31, 2011 and December 31, 2010, respectively.

On June 28, 2007, the Company entered into an interest rate swap and cap agreement with HSH Nordbank AG, with terms extended to June 14, 2012, for the swap and June 14, 2010, for the cap. Upon expiration, the cap was not renewed. The interest rate swap exchanges LIBOR exposure to a fixed rate of 5.61% on a $259,350,000 notional amount, and the interest rate cap limits LIBOR exposure to a maximum rate of 6.25%

on a notional amount of $111,150,000. Per ASC Fair Value Measurements Topic, the Company has applied Level 2 inputs to determine the estimated fair value of the Company’s interest rate swap and cap agreements. The fair value of the Company’s interest rate swap is mainly based on observable interest rate yield curves for similar instruments. As of March 31, 2011 and December 31, 2010, the fair market value of the interest rate swap was a liability of $15,845,810 and $18,904,058, respectively.

The Company utilizes this interest-rate related derivative instrument (interest rate swap) to manage its interest rate exposure on its debt instruments. The Company does not enter into derivative instruments for any purpose other than to mitigate the impact of changes in interest rates on its cash flows. That is, the Company does not speculate using derivative instruments.

3.	CONTINGENCIES

Purnell Lawsuit

On May 14, 2010, Plaintiff LaShone Purnell filed a lawsuit on behalf of herself and others similarly situated in the Superior Court of the State of California, Orange County, against Sunrise Senior Living Management, Inc., captioned LaShone Purnell as an individual and on behalf of all employees similarly situated v. Sunrise Senior Living Management, Inc. and Does 1 through 50, Case No. 30-2010-00372725 (Orange County Superior Court). Plaintiff’s complaint is styled as a class action and alleges that Sunrise failed to properly schedule the purported class of care givers and other related positions so that they would be able to take meal and rest breaks as provided for under California law. The complaint asserts claims for: (1) failure to pay overtime wages; (2) failure to provide meal periods; (3) failure to provide rest periods; (4) failure to pay wages upon ending employment; (5) failure to keep accurate payroll records; (6) unfair business practices; and (7) unfair competition. Plaintiff seeks unspecified compensatory damages, statutory penalties provided for under the California Labor Code, injunctive relief, and costs and attorneys’ fees. On June 17, 2010, Sunrise removed this action to the United States District Court for the Central District of California (Case No. SACV 10-897 CJC (MLGx)). On July 16, 2010, plaintiff filed a motion to remand the case to state court. On August 10, 2010, the Court stayed all proceedings pending early mediation by the parties. Early mediation was unsuccessful, and on January 18, 2011, the United States District Court for the Central District of California denied plaintiff’s motion to remand the action to state court. On July 1, 2011, Plaintiff filed her motion for class certification and limited discovery related to the class certification motion is ongoing. A hearing on Plaintiff’s motion for class certification is presently scheduled for September 2011. Sunrise believes that Plaintiff’s allegations are not meritorious and that a class action is not appropriate in this case, and intends to defend itself vigorously. Because of the early stage of this suit, we cannot at this time estimate an amount or range of potential loss in the event of an unfavorable outcome.

Feely Lawsuit

On July 7, 2011, Plaintiff Janet M. Feely, a former Sunrise employee, filed a lawsuit on behalf of herself and others similarly situated in the Superior Court of the State of California, County of Los Angeles, against Sunrise Senior Living, Inc., captioned Janet M. Feely, individually and on behalf of other persons similarly situated v. Sunrise Senior Living, Inc. and Does 1 through 55, Case No. BC 465006 (Los Angeles County Superior Court). Plaintiff’s complaint is styled as a class action and alleges that Sunrise improperly classified a position formerly held by her as exempt from the overtime obligations of California’s wage and hour laws. The complaint asserts claims for: (1) failure to pay overtime wages, (2) failure to provide accurate wage statements, (3) unfair competition, and (4) failure to pay all wages owed upon termination. Plaintiff seeks unspecified compensatory damages, statutory penalties provided for under the California Labor Code, restitution and disgorgement of unpaid overtime wages under the California Business and Professions Code, prejudgment interest, costs and attorney’s fees. Sunrise believes that Plaintiff’s allegations are not meritorious and that a class action is not appropriate in this case, and intends to defend itself vigorously. Because of the early stage of this lawsuit, Sunrise cannot at this time estimate an amount or range of potential loss in the event of an unfavorable outcome.

The Company is involved in claims and lawsuits incidental to the ordinary course of business. While the outcome of these claims and lawsuits cannot be predicted with certainty, management of the Company does not believe the ultimate resolution of these matters will have a material adverse effect on the Company’s consolidated financial position.

4.	SUBSEQUENT EVENT

On June 2, 2011, Sunrise Senior Living Investment, Inc. (“SSLII”) closed on a purchase and sale agreement with Morgan Stanley Real Estate Fund VII Global-F (U.S.), L.P., Morgan Stanley Real Estate Fund VII Special Global (U.S.), L.P., MSREF VII Global-T Holding II, L.P., and Morgan Stanley Real Estate Fund VII

Special Global-TE (U.S.), L.P. (collectively, the “MS Parties”) to purchase the MS Parties’ 80% membership interest (“MS Interest”) in the Company in which SSLII already owned the remaining 20% membership interest. Pursuant to the purchase and sale agreement, SSLII purchased the MS Interests for an aggregate purchase price of $45,000,000. As a result of the transaction, SSLII owns 100% of the membership interest, obtaining control of the Company.

In connection with the transaction, SSLII assumed $364.8 million of debt. Immediately following the closing of the transaction, SSLII entered into an amendment to the loan making a $25.0 million principal repayment, extending the maturity to June 14, 2015 and modifying certain debt service coverage ratio tests. Also, in connection with the amendment, SSLII entered into a new interest rate swap arrangement that extended an existing swap with a fixed notional amount of $259.4 million at 3.2% plus the applicable spread of 175 basis points, down from 5.61% on the previous swap. The new swap arrangement terminates at loan maturity in June 2015. The remaining outstanding balance on the loan will continue to float over LIBOR as described above. The amendment also contains representations, warranties, covenants and events of default customary for transactions of this type.